SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                 ______________

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) October 22, 2002

                                SOYO GROUP, INC.
--------------------------------------------------------------------------------
               (Exact name of Registrant as Specified in Charter)


          Nevada                       _________                  95402724

--------------------------------------------------------------------------------
(State of Other Jurisdiction          (Commission              (IRS Employer
      of Incorporation)               File Number)           Identification No.)

                     41484 Christy Street, Fremont, CA 94538
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code          (510) 226-7696
                                                  ------------------------------

Item 7.  Financial Statements, ProForma Financial Information and Exhibits.

         This Form 8-K/A contains the financial statements related to the Registrant's acquisition of Soyo, Inc. on October 24, 2002, which acquisition was reported on Form 8-K as filed with the Securities and Exchange Commission on October 30, 2002.

         (a)      Financial statements of business acquired.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
  Soyo, Inc.
  Fremont, California

We have audited the accompanying balance sheet of Soyo, Inc. as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Soyo, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years then ended, in conformity with accounting principles generally accepted in the United States of America.


Malone & Bailey, PLLC
Houston, Texas
www.malone-bailey.com

July 1, 2002


                                   SOYO, INC.
                                 BALANCE SHEETS
                           December 31, 2001 and 2000

                                                              2001            2000
                                                         ------------    ------------
                                     ASSETS

Current assets
  Cash                                                   $    168,450    $    260,868
  Certificate of deposit, restricted                        1,000,000            --
  Accounts receivable, net                                  9,977,648       9,250,768
  Inventories                                              14,601,420       5,476,381
  Note receivable                                                --           734,911
  Income tax receivable                                          --            63,000
  Prepaid expenses                                             25,261          24,445
                                                         ------------    ------------
    Total current assets                                   25,772,779      15,810,373

Property and equipment, net                                    38,711          45,816
Goodwill, net                                                 389,307         806,412
Deposits                                                      109,000          90,122
                                                         ------------    ------------
                                                         $ 26,309,797    $ 16,752,723
                                                         ============    ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
  Accounts payable:
    Parent                                               $ 21,191,294    $ 14,973,952
    Trade                                                   4,204,343       1,746,982
  Accrued expenses                                             57,853          60,122
  Note payable                                              1,200,000            --
  Income tax payable                                           75,044            --
                                                         ------------    ------------
    Total current liabilities                              26,728,534      16,781,056
                                                         ------------    ------------

Commitments

STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock, $1.00 par value, 1,000,000
    shares authorized, 500,000 shares issued
    and outstanding                                           500,000         500,000
  Retained earnings (deficit)                                (918,737)       (528,333)
                                                         ------------    ------------
    Total Stockholders' Equity (Deficit)                     (418,737)        (28,333)
                                                         ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                                                         $ 26,309,797    $ 16,752,723
                                                         ============    ============




                 See accompanying summary of accounting policies
                       and notes to financial statements.


                                   SOYO, INC.
                            STATEMENTS OF OPERATIONS
              For the Years Ended December 31, 2001, 2000 and 1999

                                            2001            2000            1999
                                       ------------    ------------    ------------
Net revenues                           $ 63,091,190    $ 62,173,829    $ 15,494,828
Cost of revenues                         58,714,548      59,197,437      14,349,456
                                       ------------    ------------    ------------
Gross margin                              4,376,642       2,976,392       1,145,372
                                       ------------    ------------    ------------

Costs and expenses:
  General and administrative              3,609,925       2,761,778       1,103,504
  Sales and marketing                       682,840         447,303            --
  Depreciation and amortization             425,950         425,892          27,807
                                       ------------    ------------    ------------
    Total costs and expenses              4,718,715       3,634,973       1,131,311
                                       ------------    ------------    ------------

Income (loss) from operations              (342,073)       (658,581)         14,061

Other income (expense)
  Interest income                            37,576          53,430            --
  Other income                               13,846          12,447            --
  Interest expense                          (25,190)           --              --
                                       ------------    ------------    ------------
                                             26,232          65,877            --
                                       ------------    ------------    ------------

Income (loss) before income taxes          (315,841)       (592,704)         14,061

Provision (benefit) for income taxes         74,563         (70,275)         19,965
                                       ------------    ------------    ------------
Net loss                               $   (390,404)   $   (522,429)   $     (5,904)
                                       ============    ============    ============

Net loss per share:
  Net loss basic and diluted           $      (0.78)   $      (1.04)   $      (0.01)
                                       ============    ============    ============

Weighted average shares outstanding:
  Basic and diluted                         500,000         500,000         500,000
                                       ============    ============    ============


                 See accompanying summary of accounting policies
                       and notes to financial statements.

                                   SOYO, INC.
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
              For the Years Ended December 31, 2001, 2000 and 1999



                                    Common stock         Retained
                               ----------------------    Earnings
                                 Shares       Amount     (Deficit)      Total
                               ---------    ---------    ---------    ---------
Balance,
  December 31, 1998              500,000    $ 500,000    $    --      $ 500,000

Net loss                                                    (5,904)      (5,904)
                               ---------    ---------    ---------    ---------

Balance,
  December 31, 1999              500,000      500,000       (5,904)     494,096

Net loss                            --           --       (522,429)    (522,429)
                               ---------    ---------    ---------    ---------

Balance,
  December 31, 2000              500,000      500,000     (528,333)     (28,333)

Net loss                            --           --       (390,404)    (390,404)
                               ---------    ---------    ---------    ---------

Balance,
  December 31, 2001              500,000    $ 500,000    $(918,737)   $(418,737)
                               =========    =========    =========    =========







                 See accompanying summary of accounting policies
                       and notes to financial statements.

                                   SOYO, INC.
                            STATEMENTS OF CASH FLOWS
                        For the Years Ended December 31,

                                          2001           2000           1999
                                      -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                            $  (390,404)   $  (522,429)   $    (5,904)
  Adjustments to reconcile net
  loss to cash used in operating
  activities:
      Depreciation and amortization       425,950        425,892         27,807
      Bad debt expense                    289,060         25,982           --
        Changes in operating assets
        and liabilities
          Accounts receivable          (1,215,940)    (1,663,940)    (7,451,407)
          Inventories                  (8,925,039)       (67,039)    (2,666,009)
          Prepaid and other assets        (19,694)         3,725       (118,292)
          Note receivable                 734,911         70,560         78,120
          Accounts payable              2,457,361     (4,373,273)       922,912
          Accounts payable - Parent     6,217,342      6,229,793      8,744,159
          Accrued expenses                 (2,269)      (103,711)       163,833
          Income tax payable              138,044        (82,965)        19,965
                                      -----------    -----------    -----------
CASH FLOWS USED IN OPERATING
ACTIVITIES                               (290,678)       (57,405)      (284,816)
                                      -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                     (1,740)        (9,583)        (9,500)
  Investment in Soyo, net of cash            --             --          122,172
                                      -----------    -----------    -----------
CASH FLOWS (USED IN) PROVIDED BY
INVESTING ACTIVITIES                       (1,740)        (9,583)       112,672
                                      -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in note payable              1,200,000           --             --
  Proceeds from sale of common stock         --             --          500,000
                                      -----------    -----------    -----------
CASH FLOWS PROVIDED BY FINANCING
ACTIVITIES                              1,200,000           --          500,000
                                      -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH           907,582        (66,988)       327,856

Cash, beg. of period                      260,868        327,856           --

                                                     -----------    -----------
                                                                    -----------
Cash, end of period                   $ 1,168,450    $   260,868    $   327,856
                                      ===========    ===========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION
  Interest paid                            25,190           --             --
  Income taxes paid                          --              800           --





                 See accompanying summary of accounting policies
                       and notes to financial statements.

                                   SOYO, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION

Nature of business. Soyo, Inc. ("Soyo") was incorporated in Nevada on October 22, 1998, to engage in the import and wholesale distribution of computer components and peripherals to other distributors in the United States of America.

Soyo is wholly owned by Soyo Computer, Inc. (SCI) of the Republic of China. SCI is the principal vendor of Soyo.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents include highly liquid, temporary cash investments having original maturity dates of three months or less. For reporting purposes, cash equivalents are stated at cost plus accrued interest, which approximates fair value.

Inventories

Inventories are valued at the lower of cost or market. Cost is determined by using the average cost method. Inventories consist primarily of computer parts and components. Soyo's parent company SCI offers Soyo price protection on certain inventory items purchased from SCI. Accordingly, Soyo has minimal reserves for slow moving or obsolete inventories.

Long-Lived Assets

Property, plant and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives of machinery and equipment (three to seven years). Leasehold improvements are amortized over the shorter of the useful life of the improvement or the life of the related lease. Soyo performs reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Goodwill

Goodwill relates to the value of a company acquired. The cost of the goodwill is amortized on a straight-line basis over the estimated life of three years. Goodwill is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Revenue Recognition

Soyo  recognizes  revenue when  persuasive  evidence of an  arrangement  exists,
delivery  has  occurred,   the  sales  price  is  fixed  or   determinable   and
collectibility is probable.

Product sales are recognized by Soyo generally at the time product is shipped. At the time revenue is recognized, Soyo provides for the estimated cost of product warranties and reduces revenue for estimated product returns. Sales incentives are generally classified as a reduction of revenue and are recognized at the later of when revenue is recognized or the incentive is offered. When other significant obligations remain after products are delivered, revenue is recognized only after such obligations are fulfilled. Shipping and handling costs are included in cost of goods sold.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board issued FAS 142, Goodwill and Other Intangible Assets. Under FAS 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed at least annually for impairment. The amortization provisions of FAS 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, Soyo is required to adopt FAS 142 effective January 1, 2002. Application of the non-amortization provisions of FAS 142 for goodwill is expected to result in an increase in operating income of approximately $389,000 in 2002. Changes in the estimated useful lives of intangible assets are not expected to result in a material effect on net income in 2002. At December 31, 2001, Soyo had goodwill of approximately $389,000. Pursuant to FAS 142, Soyo will test its goodwill for impairment upon adoption and, if impairment is indicated, record such impairment as a cumulative effect of an accounting change. Soyo is currently evaluating the effect that the adoption may have on its results of operation and financial position.


NOTE 2 - ACCOUNTS RECEIVABLE

Soyo's trade accounts receivable are shown net of allowance for doubtful accounts of $653,259 and 364,199 at December 31, 2001 and 2000 as follows:

                                                        2001            2000
                                                   ------------    ------------
     Accounts receivable                           $ 10,630,907    $  9,614,967
     Less: Allowance for doubtful accounts             (653,259)       (364,199)
                                                   ------------    ------------
                                                   $  9,977,648    $  9,250,768
                                                   ============    ============

Soyo records estimated reductions to revenue for incentive offerings and promotions If market conditions were to decline, Soyo may take actions to increase customer incentive offerings possibly resulting in an incremental reduction of revenue at the time the incentive is offered. Soyo maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of Soyo's customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. Soyo provides for the estimated cost of product warranties at the time revenue is recognized. While Soyo engages in extensive product quality programs and processes, including actively monitoring and evaluating the quality of its component suppliers, Soyo's warranty obligation is affected by product failure rates and material usage and service delivery costs incurred in correcting a product failure. Should actual product failure rates, material usage or service delivery costs differ from Soyo's estimates, revisions to the estimated warranty liability would be required.


NOTE 3 - PROPERTY, PLANT, AND EQUIPMENT:

Components of property, plant, and equipment, at December 31, 2001 and 2000 are as follows:

                                                          2001          2000
                                                       ----------    ----------
     Automobile                                        $    8,675    $    8,675
     Computer and equipment                                19,651        17,911
     Furniture and fixtures                                18,516        18,516
     Leasehold improvements                                 9,500         9,500
                                                       ----------    ----------
                                                           56,342        54,602
     Less: accumulated depreciation and amortization      (17,631)       (8,786)
                                                       ----------    ----------
                                                       $   38,711    $   45,816
                                                       ==========    ==========

Depreciation expense totaled $8,844, $4,827 and $0 in 2001, 2000 and 1999, respectively.


NOTE 4 - Related Party Transactions

Substantially all of Soyo's inventories are manufactured by SCI and are purchased either directly from SCI or from an affiliate of SCI.

Soyo is a wholly owned subsidiary of SCI and is dependent on its support. SCI manufactures and supplies the majority of, and finances all of Soyo's inventory. SCI has represented to Soyo that for 2002 it will continue to make available such product and financing.

The following transactions have occurred for the years ended December 31:

                                                         2001            2000
                                                    ------------    ------------
    Purchases from SCI                              $ 41,633,352    $ 52,273,218
    Accounts payable                                $ 21,191,294    $ 14,973,952
    Payments to SCI                                 $ 35,416,010    $ 46,043,425


NOTE 5 - Note Payable

Soyo entered into a loan agreement with a financial institution on June 4, 2001. The note bears interest at 5.3% and is secured by a $1,000,000 certificate of deposit that matures in June 2003. The note payable matures on June 2, 2003.

$200,000 of the note payable is guaranteed by SCI.


NOTE 6 - Income Taxes

For the years ended December 31, 2001, 2000 and 1999, Soyo incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $265,000 at December 31, 2001, and will expire in the years 2019 through 2021.

The provision for federal income tax consists of the following for the years ended December 31,:

                                          2001           2000           1999
                                      -----------    -----------    -----------
     Current provision (benefit)      $    74,563    $   (70,275)   $    19,965
     Deferred provision                      --             --             --
                                      -----------    -----------    -----------
                                      $    74,563    $   (70,275)   $    19,965
                                      ===========    ===========    ===========

Deferred income taxes consist of the following at December 31,:

                                          2001           2000           2000
                                      -----------    -----------    -----------
     Long-term:
       Deferred tax assets            $   375,000    $   237,000    $     2,000
       Valuation allowance               (375,000)      (237,000)        (2,000)
                                      -----------    -----------    -----------
                                      $      --      $      --      $      --
                                      ===========    ===========    ===========


The following is a reconciliation of income taxes calculated at the United States federal statutory rate to the income tax provision (benefit):

                                                   For the years ended
                                                       December 31,
                                              2001         2000         1999
                                            ---------    ---------    ---------
     Provision (benefit) for income
     taxes at U.S. statutory rate                  (34)%      (34)%          34%
     Depreciation recorded in excess of
     tax depreciation                              24%          24%         110%
     Effect of Sec. 263a                           16%        --          --
     Effect of utilization of net
     operating loss                                20%        --          --
     Other items, net                             (2)%         (2)%         (2)%
                                            ---------    ---------    ---------
     Income tax provision (benefit)                24%        (12)%         142%
                                            =========    =========    =========

The Company had taxable income of approximately $228,000 and an income tax loss of $265,000 and taxable income of $201,000 for the years ended December 31, 2001, 2000 and 1999, respectively.


NOTE 7 - MAJOR CUSTOMERS

The Company has two and one customers that accounted for more than 10% of net revenues, and collectively, these customers accounted for 11% and 12% of net revenues for the year ended December 31, 2001 and 13% of net revenues for he year ended December 31, 2000. The breakdown is as follows at December 31:

  Customer                  2001         2000
                         ----------   ----------
     A                   $7,122,235   $8,314,581
     B                   $7,319,665         --


NOTE 8 - COMMITMENTS

Soyo currently leases its office and warehouse premises under a five year non-cancelable agreement which expires September 30, 2003. The lease provides for monthly payments of base rent and an unallocated portion of building operating costs.

Minimum future lease rentals are as follows:

    December 31,                                                      Amount
                                                                 ---------------
    2002                                                         $       270,717
    2003                                                                 210,375
                                                                 ---------------
                                                                 $       481,092
                                                                 ===============

Rent expense was $308,422, $298,246 and $67,456 for the years ending December 31, 2001, 2000 and 1999, respectively.

                                   SOYO, INC.
                             CONDENSED BALANCE SHEET
                               September 30, 2002

                                                                        2002
                                                                   ------------
                                    ASSETS

Current assets
  Cash                                                            $    291,539
  Certificate of deposit, restricted                                 1,000,000
  Accounts receivable, net                                           9,951,381
  Inventories                                                       11,348,622
  Prepaid expenses                                                      17,708
                                                                  ------------
    Total current assets                                            22,609,250
                                                                  ------------

Property and equipment, net                                             64,130
Goodwill, net                                                          389,307
Deposits                                                                67,918
                                                                  ------------
                                                                  $ 23,130,605
                                                                  ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
  Accounts payable:
    Parent                                                        $ 20,747,954
    Trade                                                            3,028,740
  Accrued expenses                                                     127,822
  Note payable                                                       1,200,000
                                                                  ------------
    Total current liabilities                                       25,104,516
                                                                  ------------

Commitments

STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock, $1.00 par value, 1,000,000
    shares authorized, 500,000 shares issued
    and outstanding                                                    500,000
Retained earnings (deficit)                                         (2,473,911)
                                                                  ------------
  Total Stockholders' Equity (Deficit)                              (1,973,911)
                                                                  ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)              $ 23,130,605
                                                                  ============




                See accompanying summary of accounting policies
                       and notes to financial statements.

                                   SOYO, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                      Three Months Ended               Nine Months Ended
                                         September 30,                   September 30,
                                 ----------------------------    ----------------------------
                                      2002            2001            2002            2001
                                 ------------    ------------    ------------    ------------
Net revenues                     $ 13,625,372    $ 13,746,980    $ 39,924,692    $ 48,514,465
Cost of revenues                   13,485,300      12,746,261      38,272,073      45,544,212
                                 ------------    ------------    ------------    ------------
Gross margin                          140,072       1,000,719       1,652,619       2,970,253
                                 ------------    ------------    ------------    ------------

Costs and expenses:
  General and administrative          800,791         873,323       2,276,711       2,264,062
  Sales and marketing                 372,164         170,012         975,250         516,485
  Depreciation and amort                3,891          85,618           9,633         256,853
                                 ------------    ------------    ------------    ------------
    Total costs and expenses        1,176,846       1,128,953       3,261,594       3,037,400
                                 ------------    ------------    ------------    ------------

Loss from operations               (1,036,774)       (128,234)     (1,608,975)        (67,147)
                                 ------------    ------------    ------------    ------------

Other income (expense)
  Interest income                         404           9,992          42,204          36,783
  Other income                           --              --            46,385           4,855
  Interest expense                    (14,622)         (8,108)        (34,788)        (12,878)
                                 ------------    ------------    ------------    ------------
                                      (14,218)          1,884          53,801          28,760
                                 ------------    ------------    ------------    ------------

Loss before income taxes           (1,050,992)       (126,350)     (1,555,174)        (38,387)

Provision for income taxes               --              --              --           101,595

                                 ------------    ------------    ------------    ------------
Net loss                         $ (1,050,992)   $   (126,350)   $ (1,555,174)   $   (139,982)
                                 ============    ============    ============    ============

Basic and diluted loss per
common share                     $      (2.10)   $      (0.25)   $      (3.11)   $      (0.28)
                                 ============    ============    ============    ============

Weighted average shares
outstanding                           500,000         500,000         500,000         500,000
                                 ============    ============    ============    ============



                See accompanying summary of accounting policies
                       and notes to financial statements.

                                   SOYO, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                 For the Years Ended September 30, 2002 and 2001

                                                         2002           2001
                                                     -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                           $(1,555,174)   $  (139,982)
  Adjustments to reconcile net loss to cash
    provided by operating activities:
      Depreciation and amortization                        9,633        256,853
      Bad debt expense                                    69,524        250,000
        Changes in operating assets
        and liabilities
          Accounts receivable                            (43,257)       363,648
          Inventories                                  3,252,798     (6,075,877)
          Prepaid and other assets                        48,635        (34,572)
          Note receivable                                   --          734,911
          Accounts payable                            (1,175,603)    (1,151,179)
          Accounts payable - Parent                     (443,340)     5,831,427
          Accrued expenses                                69,969        (10,789)
          Income tax payable                             (75,044)       163,795
                                                     -----------    -----------

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES              158,141        188,235
                                                     -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
                                                     -----------    -----------
  Capital expenditures                                   (35,052)          --
                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in note payable                                  --        1,200,000
  Proceeds from sale of common stock                        --             --
                                                     -----------    -----------
CASH FLOWS PROVIDED BY FINANCING
ACTIVITIES                                                  --        1,200,000
                                                     -----------    -----------

NET INCREASE IN CASH                                     123,089      1,388,235

Cash, beg. of period                                   1,168,450        260,868
                                                     -----------    -----------

Cash, end of period                                  $ 1,291,539    $ 1,649,103
                                                     ===========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION
  Interest paid                                      $    34,788    $    12,878
  Income taxes paid                                         --             --



                See accompanying summary of accounting policies
                       and notes to financial statements.

                                   SOYO, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 1:Presentation

The condensed balance sheet of the Company as of September 30, 2002, the related condensed statements of operations for the three and nine months ended September 30, 2002 and 2001 and the statements of cash flows for the nine months ended September 30, 2002 and 2001 included in the condensed financial statements have been prepared by the Company without audit. In the opinion of management, the accompanying condensed financial statements include all adjustments (consisting of normal, recurring adjustments) necessary to summarize fairly the Company's financial position and results of operations. The results of operations for the three and nine months ended September 30, 2002 are not necessarily indicative of the results of operations for the full year or any other interim period. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year 2001 as reported in Form 8-K/A, have been omitted.


         (b)      ProForma Financial information.

Pro Forma Consolidated Condensed Balance Sheet

The following pro forma balance sheet has been derived from the balance sheet of Vermont Witch Hazel Company. ("Vermont") at July 31, 2002 and adjusts such information to give effect to the acquisition of Soyo, Inc. ("Soyo"), as if the acquisition had occurred at December 31, 2001. The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at December 31, 2001. The pro forma balance sheet should be read in conjunction with the notes thereto and the Company's financial statements and related notes thereto contained elsewhere in this filing.

Since Vermont's balance sheet is insignificant, a pro-forma consolidated balance sheet is essentially the same as Soyo's balance sheet and is presented below.

                                            Vermont           Soyo
                                            7/31/02         12/31/01       Adjustments     Pro Forma
                                          ------------    ------------    ------------    ------------
Cash                                      $       --      $    168,450    $       --      $    168,450
Certificate of deposit, restricted
                                                  --         1,000,000            --         1,000,000
Accounts receivable, net                          --         9,977,648            --         9,977,648
Inventories                                       --        14,601,420            --        14,601,420
Prepaid expenses                                  --            25,261            --            25,261
                                          ------------    ------------                    ------------
  Total current assets                            --        25,772,779            --        25,772,779

Property and equipment, net
                                                  --            38,711            --            38,711
Goodwill                                          --           389,307            --           389,307
Deposits                                          --           109,000            --           109,000
                                          ------------    ------------                    ------------
                                          $       --      $ 26,309,797            --      $ 26,309,797
                                          ============    ============                    ============

Accounts payable:
  Parent                                  $       --      $ 21,191,294            --      $ 21,191,294
  Trade                                           --         4,204,343            --         4,204,343
Accrued expenses                                  --            57,853            --            57,853
Notes payable                                     --         1,200,000            --         1,200,000
Income tax payable                                --            75,044            --            75,044
                                          ------------    ------------                    ------------
                                                  --        26,728,534            --        26,728,534
Stockholders' Equity (Deficit)
Preferred stock, $.001 par value,
10,000,000 shares authorized,
1,000,000 shares issued and outstanding

                                                  --              --             1,000           1,000
Common stock, $.001 par value,
75,000,000 shares authorized,
40,000,000 shares issued and
outstanding
                                               668,042         500,000      (1,128,042)         40,000
Additional paid in capital
                                                  --              --           459,000         459,000
Accumulated deficit                           (668,042)       (918,737)        668,042        (918,737)
                                          ------------    ------------                    ------------
                                          $       --      $ 26,309,797                     $ 26,309,797
                                          ============    ============                     ============

Notes to Pro Forma Consolidated Condensed Balance Sheet

(1) Purchaser "Ming Tung Chok and Nancy Chu" paid $300,000 to seller for 6,026,798 shares or 51% of the outstanding common stock of Vermont.

(2) Issuance of 1,000,000 shares of convertible preferred stock and 28,182,750 shares of common stock of Vermont for all of the outstanding stock of Soyo.

After the reorganization and stock purchase there will be 40,000,000 shares of common stock outstanding and 1,000,000 shares of convertible preferred stock of the combined entity.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     SOYO GROUP, INC.

Date:    December 18, 2002           By /s/ Ming Tung Chok
                                       -----------------------------------------
                                     Name: Ming Tung Chok
                                     Title:  President, Chief Executive Officer,
                                     Director